ARTICLES SUPPLEMENTARY
CALVERT VARIABLE PRODUCTS, INC.

FIRST:    Calvert Variable Products, Inc. (the "Corporation"), whose mailing address is 4550 Montgomery Avenue, Suite 1000N, Bethesda, MD 20814, does hereby increase or decrease, as applicable, the number of authorized shares of stock of the Corporation's various classes (each a "series") in accordance with Sections 2-105(c) and 2-208.1 of the Corporations and Associations Article of the Laws of the State of Maryland.

SECOND:     The Corporation is registered as an open‑end company under the Investment Company Act of 1940.

THIRD:    The total number of shares of stock of all classes that the Corporation had authority to issue immediately prior to these Articles Supplementary becoming effective was One Billion One Hundred Thirty Million (1,130,000,000) shares of common stock, with a par value of ten cents ($0.10) per share and an aggregate par value of One Hundred Thirteen Million dollars ($113,000,000), classified as follows:

Calvert VP SRI Large Cap Value Portfolio        40,000,000
Calvert VP S&P 500 Index Portfolio        30,000,000
Calvert VP S&P MidCap 400 Index Portfolio        20,000,000
Calvert VP S&P MidCap 400 Index Portfolio (Class F)        20,000,000
Calvert VP Balanced Index Portfolio        20,000,000
Calvert VP Barclays Capital Aggregate Bond Index Portfolio        20,000,000
Calvert VP Russell 2000 Small Cap Index Portfolio        20,000,000
Calvert VP Russell 2000 Small Cap Index Portfolio (Class F)        20,000,000
Calvert VP Nasdaq 100 Index Portfolio        20,000,000
Calvert VP EAFE International Index Portfolio        20,000,000
Calvert VP EAFE International Index Portfolio (Class F)        20,000,000
Calvert VP Inflation Protected Plus Portfolio        20,000,000
Calvert VP Lifestyle Moderate Portfolio        20,000,000
Calvert VP Lifestyle Conservative Portfolio        20,000,000
Calvert VP Lifestyle Aggressive Portfolio        20,000,000
Calvert VP Natural Resources Portfolio        20,000,000
Large Cap Growth Fund Class A        20,000,000
Large Cap Growth Fund Class I        20,000,000

Unallocated         740,000,000

Total Shares Authorized        1,130,000,000

FOURTH:    The Board of Directors has expressly authorized the reallocation of shares for the series in accordance with Section 2-105(c) and 2-208.1 of the Corporations and Associations Article of the Laws of the State of Maryland. The par value of each share is $0.10. After the respective increase or decrease of shares, as applicable, each series (and class) below has been allocated shares as follows:

Calvert VP SRI Large Cap Value Portfolio        40,000,000
Calvert VP S&P 500 Index Portfolio        30,000,000
Calvert VP S&P MidCap 400 Index Portfolio        20,000,000
Calvert VP S&P MidCap 400 Index Portfolio (Class F)        20,000,000
Calvert VP Barclays Capital Aggregate Bond Index Portfolio        20,000,000
Calvert VP Russell 2000 Small Cap Index Portfolio        20,000,000
Calvert VP Russell 2000 Small Cap Index Portfolio (Class F)        20,000,000
Calvert VP Nasdaq 100 Index Portfolio        20,000,000
Calvert VP EAFE International Index Portfolio        20,000,000
Calvert VP EAFE International Index Portfolio (Class F)        20,000,000
Calvert VP Inflation Protected Plus Portfolio        20,000,000
Calvert VP Natural Resources Portfolio        20,000,000
Calvert VP Volatility Managed Moderate Portfolio (Class F)     100,000,000
Calvert VP Volatility Managed Moderate Growth Portfolio (Class F)     100,000,000
Calvert VP Volatility Managed Growth Portfolio (Class F)     100,000,000

Unallocated        560,000,000

Total Shares Authorized                         1,130,000,000

IN WITNESS WHEREOF, Calvert Variable Products, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President on this 12th day of April 2013. Under penalties of perjury, the matters and facts set forth herein are true in all material respects.

CALVERT VARIABLE PRODUCTS, INC.

Acknowledgment:     /s/ William M. Tartikoff
William M. Tartikoff
Vice President

ATTEST:         /s/ Andrew Niebler
Andrew Niebler
Assistant Secretary